Exhibit 99.1

Ventas, Inc.	111 South Wacker Drive, Suite 4800	Chicago, Illinois 60606	(877) 4-VENTAS	www.ventasreit.com

Contact:	David J. Smith (877) 4-VENTAS
VENTAS REPORTS FIRST QUARTER 2011 NORMALIZED FFO
OF $0.75 PER DILUTED SHARE
First Quarter Normalized FFO Per Diluted Share Increases 12 Percent

CHICAGO, IL (May 5, 2011) — Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the quarter ended March 31, 2011 increased 15.0 percent to $121.0 million, from $105.2 million for the comparable 2010 period. Normalized FFO per diluted common share was $0.75 for the quarter ended March 31, 2011, an increase of 11.9 percent from $0.67 for the comparable 2010 period. Weighted average diluted shares outstanding in the first quarter of 2011 rose by 3.2 percent to 162.0 million, compared to 157.0 million in the comparable 2010 period.
“We delivered excellent results in the first quarter, with a 12 percent increase in normalized FFO per diluted share, and maintained an exceptional credit profile,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “In the first quarter, we announced the $7.4 billion acquisition of Nationwide Health Properties, and we expect to complete our $3.1 billion acquisition of 118 high-quality seniors housing assets managed by Atria Senior Living Group soon. With a strong balance sheet, a cohesive management team, and a large and growing investment opportunity set, we are executing on our strategy of building an enterprise that will provide strong returns to stakeholders from a diverse and productive portfolio of high-quality healthcare and seniors housing assets.”
Normalized FFO for the quarter ended March 31, 2011 excludes the net expense (totaling $20.0 million, or $0.12 per diluted share) from merger-related expenses and deal costs, loss on extinguishment of debt and amortization of other intangibles, offset by income tax benefit. Normalized FFO for the quarter ended March 31, 2010 excluded the net expense (totaling $2.2 million, or $0.01 per diluted share) from merger-related expenses and deal costs, offset by income tax benefit.
First quarter 2011 normalized FFO per diluted common share versus the comparable period in 2010 benefited from rental increases from the Company’s triple-net lease portfolio, higher Net Operating Income after management fees (“NOI”) at the Company’s senior living and medical office building (“MOB”) operating portfolios and lower interest expense, offset by increases in general and administrative expenses as a result of the Company’s enterprise growth and higher weighted average diluted shares outstanding.
Net income attributable to common stockholders for the quarter ended March 31, 2011 was $49.0 million, or $0.30 per diluted common share, compared with net income attributable to common stockholders for the quarter ended March 31, 2010 of $52.6 million, or $0.34 per diluted common share, including discontinued operations of $0.7 million. This decrease is primarily the result of a $16.5 million loss on early extinguishment of debt recognized in the first quarter of 2011 and higher merger-related expenses and deal costs, which were substantially offset by higher NOI, an income tax benefit and lower interest expense.
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Ventas Reports First Quarter Results
May 5, 2011

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the quarter ended March 31, 2011 decreased 2.0 percent to $101.0 million, from $103.0 million in the comparable 2010 period. First quarter 2011 NAREIT FFO per diluted common share decreased 6.1 percent to $0.62, from $0.66 in the first quarter of 2010. This decrease is primarily due to the factors described above for net income.
SUNRISE-MANAGED PORTFOLIO
Total Portfolio
The Company’s senior living operating portfolio includes 79 seniors housing communities in North America that are managed by Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”).
NOI for these 79 communities was $36.3 million for the quarter ended March 31, 2011, compared to $33.8 million for the comparable 2010 period. This 7.3 percent improvement in NOI was due to a 140 basis point increase in average occupancy to 89.7 percent, the reduction in management fee expense to 3.75 percent of revenues and a 3.1 percent increase in average daily rate, partially offset by higher expenses.
FIRST QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS
Portfolio, Performance and Balance Sheet Highlights
Acquisitions
•
As previously announced, in October 2010, Ventas entered into a definitive agreement to acquire 118 private pay seniors housing communities managed by privately-owned Atria Senior Living Group, Inc. (“Atria”) from funds affiliated with Lazard Real Estate Partners for a purchase price of $3.1 billion. Prior to the closing, Atria will spin off its management company, which will continue to operate the acquired assets under long-term management contracts with the Company. Upon closing, which is expected to occur shortly, Ventas will become the largest owner of seniors housing nationally. The transaction is subject to various closing conditions, including receipt of approvals and consents.

•
On February 28, 2011, Ventas announced that it had entered into a definitive agreement to acquire Nationwide Health Properties, Inc. (NYSE: NHP) (“NHP”) in a stock-for-stock transaction valued at approximately $7.4 billion. Under the terms of the agreement, in the merger, NHP stockholders will receive a fixed exchange ratio of 0.7866 shares of Ventas common stock for each share of NHP common stock they own. Upon closing, which is expected to occur in the third quarter of 2011, this transaction will create one of the largest publicly traded REITs and the leading healthcare REIT by equity value. Completion of the transaction is subject to the approval of shareholders of both companies and satisfaction of customary closing conditions.

Liquidity and Balance Sheet
•	On February 4, 2011, the Company sold 5,563,000 shares of its common stock in an underwritten public offering at $53.93 per share and received total proceeds of $300 million.
•	In February 2011, the Company repaid $307.2 million of mortgage debt and recognized a loss on early extinguishment of debt of $16.5 million.
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Ventas Reports First Quarter Results
May 5, 2011

•	At March 31, 2011, the Company had $8.0 million outstanding under its revolving credit facilities, $988.9 million of undrawn availability, and $41.9 million of cash and short-term cash investments.
•	The Company’s debt to total capitalization at March 31, 2011 was approximately 23 percent. The Company’s net debt to Adjusted Pro Forma EBITDA (as defined herein) at quarter end was 3.8x.
Portfolio
•
The 197 skilled nursing facilities and hospitals leased by the Company to Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.0x for the trailing 12-month period ended December 31, 2010 (the latest date available).

•	“Same-store” cash NOI growth was 2.7 percent in the quarter ended March 31, 2011 for the Company’s triple-net leased healthcare and seniors housing assets, compared to the first quarter of 2010.
•	“Same-store” cash NOI growth for the Company’s total portfolio was 3.7 percent in the first quarter of 2011, compared to the first quarter of 2010.
Additional Information
•
On March 10, 2011, the United States Court of Appeals for the Sixth Circuit (the “Court”) heard oral argument in the cross-appeals of the $101,672,807 judgment in favor of Ventas, and against HCP, Inc. (“HCP”). The Company expects the Court to issue its opinion during 2011.

•	Supplemental information regarding the Company can be found on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.
VENTAS REAFFIRMS 2011 NORMALIZED FFO PER DILUTED SHARE GUIDANCE OF $3.06 TO $3.14, EXCLUDING IMPACT OF PENDING NHP ACQUISITION
Ventas reaffirmed that it expects its 2011 normalized FFO per diluted common share to range between $3.06 and $3.14, including the impact of the Atria acquisition, but excluding the impact of the NHP acquisition, other unannounced acquisitions, divestitures and capital transactions. The Company also continues to expect NOI for its 79 high-quality seniors housing assets managed by Sunrise to be between $152 million and $157 million and annualized post-closing NOI for its 118 seniors housing assets managed by Atria to be between $186 million and $196 million. Ventas has previously stated that it expects its NHP acquisition to be accretive to normalized FFO.
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Ventas Reports First Quarter Results
May 5, 2011

The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance excludes (a) gains and losses on the sales of real property assets, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries, if any, relating to the Company’s lawsuit against HCP, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement, (e) the impact of its pending NHP acquisition, future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, and (f) the reversal or incurrence of contingent consideration and liabilities.
A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.
FIRST QUARTER CONFERENCE CALL
Ventas will hold a conference call to discuss this earnings release today, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (857) 350-1672. The participant passcode is “Ventas.” The conference call is being webcast live by Thomson Reuters and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. A replay of the webcast will be available today online, or by calling (617) 801-6888, passcode 20420342, beginning at approximately 1:00 p.m. Eastern Time and will be archived for 30 days.
Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. Its diverse portfolio of more than 600 assets in 44 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. After giving effect to the pending Atria and NHP transactions, Ventas’s portfolio will consist of more than 1,300 properties in 48 states (including the District of Columbia) and two Canadian provinces. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.
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Ventas Reports First Quarter Results
May 5, 2011

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including its pending transactions with Atria and NHP and those in different asset types and outside the United States; (d) the nature and extent of future competition; (e) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (f) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (g) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (h) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues and its ability to access the capital markets or other sources of funds; (i) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (j) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (k) final determination of the Company’s taxable net income for the year ended December 31, 2010 and for the year ending December 31, 2011; (l) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the Company’s tenants or in the event the Company exercises its right to replace an existing tenant upon default; (m) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (n) the movement of U.S. and Canadian exchange rates; (o) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (p) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (q) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s tenants, operators, borrowers and managers, and the ability of the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (r) risks associated with the Company’s MOB portfolio and operations, including its ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (s) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (t) the Company’s ability to maintain or expand its relationships with its existing and future hospital and health system clients; (u) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (v) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (w) the impact of any financial, accounting, legal or regulatory issues or litigation that may affect the Company or its major tenants, operators or managers. Many of these factors are beyond the control of the Company and its management.
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Ventas Reports First Quarter Results
May 5, 2011

CONSOLIDATED BALANCE SHEETS
As of March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010, and March 31, 2010
(In thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Assets
Real estate investments:
Land	$560,086	$559,072	$557,880	$556,469	$557,370
Buildings and improvements	6,051,148	6,035,295	5,982,708	5,732,421	5,735,896
Construction in progress	5,848	6,519	5,955	3,788	4,370
Acquired lease intangibles	147,381	146,813	143,356	106,296	107,036

	6,764,463	6,747,699	6,689,899	6,398,974	6,404,672
Accumulated depreciation and amortization	(1,521,039)	(1,468,180)	(1,416,546)	(1,367,396)	(1,319,747)

Net real estate property	5,243,424	5,279,519	5,273,353	5,031,578	5,084,925
Loans receivable, net	130,608	149,263	164,829	140,870	147,725
Investments in unconsolidated entities	15,011	15,332	16,044	—	—

Net real estate investments	5,389,043	5,444,114	5,454,226	5,172,448	5,232,650
Cash and cash equivalents	41,899	21,812	33,790	27,794	132,729
Escrow deposits and restricted cash	35,399	38,940	41,985	43,484	41,023
Deferred financing costs, net	17,141	19,533	22,739	24,891	27,964
Other	210,616	233,622	248,077	193,500	199,459

Total assets	$5,694,098	$5,758,021	$5,800,817	$5,462,117	$5,633,825

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$2,571,368	$2,900,044	$2,895,547	$2,580,849	$2,698,171
Accrued interest	34,543	19,296	33,748	16,682	35,773
Accounts payable and other liabilities	203,594	207,143	202,985	181,343	183,574
Deferred income taxes	238,146	241,333	252,351	251,829	252,687

Total liabilities	3,047,651	3,367,816	3,384,631	3,030,703	3,170,205

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 163,118, 157,279, 157,095, 156,872 and 156,862 shares issued at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively	40,818	39,391	39,346	39,343	39,341
Capital in excess of par value	2,874,879	2,576,843	2,587,367	2,583,412	2,578,577
Accumulated other comprehensive income	28,097	26,868	23,816	16,506	25,154
Retained earnings (deficit)	(300,382)	(255,628)	(249,047)	(222,853)	(196,972)
Treasury stock, 0, 14, 0, 0 and 10 shares at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010, and March 31, 2010, respectively	(8)	(748)	—	—	(467)

Total Ventas stockholders’ equity	2,643,404	2,386,726	2,401,482	2,416,408	2,445,633
Noncontrolling interest	3,043	3,479	14,704	15,006	17,987

Total equity	2,646,447	2,390,205	2,416,186	2,431,414	2,463,620

Total liabilities and equity	$5,694,098	$5,758,021	$5,800,817	$5,462,117	$5,633,825

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Ventas Reports First Quarter Results
May 5, 2011

CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2011 and 2010
(In thousands, except per share amounts)

	2011	2010
Revenues:
Rental income:
Triple-net leased	$118,603	$116,333
Medical office buildings	24,236	12,189

	142,839	128,522
Resident fees and services	114,502	108,486
Medical office building services revenue	6,957	—
Income from loans and investments	6,085	3,617
Interest and other income	78	263

Total revenues	270,461	240,888

Expenses:
Interest	42,558	44,090
Depreciation and amortization	51,759	52,314
Property-level operating expenses:
Senior living	78,111	74,677
Medical office buildings	8,676	4,202

	86,787	78,879
Medical office building services costs	5,536	—
General, administrative and professional fees (including non-cash stock-based compensation expense of $4,016 and $3,032 for the three months ended March 31, 2011 and 2010, respectively)	14,832	10,683
Foreign currency loss (gain)	1	(106)
Loss on extinguishment of debt	16,520	—
Merger-related expenses and deal costs	6,449	2,319

Total expenses	224,442	188,179

Income before loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	46,019	52,709
Loss from unconsolidated entities	(170)	—
Income tax benefit (expense)	3,197	(286)

Income from continuing operations	49,046	52,423
Discontinued operations	—	745

Net income	49,046	53,168
Net income attributable to noncontrolling interest (net of tax of $0 and $419 for the three months ended March 31, 2011 and 2010, respectively)	62	549

Net income attributable to common stockholders	$48,984	$52,619

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.31	$0.34
Discontinued operations	—	0.00

Net income attributable to common stockholders	$0.31	$0.34

Diluted:
Income from continuing operations attributable to common stockholders	$0.30	$0.34
Discontinued operations	—	0.00

Net income attributable to common stockholders	$0.30	$0.34

Weighted average shares used in computing earnings per common share:
Basic	160,420	156,453
Diluted	162,023	156,967

Dividends declared per common share	$0.575	$0.535
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Ventas Reports First Quarter Results
May 5, 2011

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2011 First	2010 Quarters
	Quarter	Fourth	Third	Second	First
Revenues:
Rental income:
Triple-net leased	$118,603	$118,200	$117,906	$117,386	$116,333
Medical office buildings	24,236	22,501	22,817	12,240	12,189

	142,839	140,701	140,723	129,626	128,522
Resident fees and services	114,502	114,766	113,182	109,867	108,486
Medical office building services revenue	6,957	7,387	6,711	—	—
Income from loans and investments	6,085	5,076	4,014	3,705	3,617
Interest and other income	78	64	35	122	263

Total revenues	270,461	267,994	264,665	243,320	240,888

Expenses:
Interest	42,558	45,414	45,519	43,840	44,090
Depreciation and amortization	51,759	51,142	52,104	50,040	52,314
Property-level operating expenses:
Senior living	78,111	72,029	74,066	71,059	74,677
Medical office buildings	8,676	7,855	7,941	4,124	4,202

	86,787	79,884	82,007	75,183	78,879
Medical office building services costs	5,536	4,885	4,633	—	—
General, administrative and professional fees (including non-cash stock-based compensation expense of $4,016, $3,950, $4,039, $3,057 and $3,032, respectively)	14,832	14,011	15,278	9,858	10,683
Foreign currency loss (gain)	1	676	(419)	121	(106)
Loss on extinguishment of debt	16,520	3,242	—	6,549	—
Merger-related expenses and deal costs	6,449	7,575	5,142	4,207	2,319

Total expenses	224,442	206,829	204,264	189,798	188,179

Income before loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	46,019	61,165	60,401	53,522	52,709
Loss from unconsolidated entities	(170)	(272)	(392)	—	—
Income tax benefit (expense)	3,197	(2,849)	(1,657)	(409)	(286)

Income from continuing operations	49,046	58,044	58,352	53,113	52,423
Discontinued operations	—	20,658	542	5,852	745

Net income	49,046	78,702	58,894	58,965	53,168
Net income attributable to noncontrolling interest (net of tax of $0, $680, $613, $559 and $419, respectively)	62	1,119	996	898	549

Net income attributable to common stockholders	$48,984	$77,583	$57,898	$58,067	$52,619

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.31	$0.36	$0.37	$0.33	$0.34
Discontinued operations	—	0.13	0.00	0.04	0.00

Net income attributable to common stockholders	$0.31	$0.49	$0.37	$0.37	$0.34

Diluted:
Income from continuing operations attributable to common stockholders	$0.30	$0.36	$0.37	$0.33	$0.34
Discontinued operations	—	0.13	0.00	0.04	0.00

Net income attributable to common stockholders	$0.30	$0.49	$0.37	$0.37	$0.34

Weighted average shares used in computing earnings per common share:
Basic	160,420	156,734	156,631	156,611	156,453
Diluted	162,023	158,231	157,941	157,441	156,967

Dividends declared per common share	$0.575	$0.535	$0.535	$0.535	$0.535
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Ventas Reports First Quarter Results
May 5, 2011

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2011 and 2010
(In thousands)

	2011	2010
Cash flows from operating activities:
Net income	$49,046	$53,168
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	51,759	52,537
Amortization of deferred revenue and lease intangibles, net	(1,799)	(1,549)
Other amortization expenses	2,436	2,154
Stock-based compensation	4,016	3,032
Straight-lining of rental income	(1,772)	(2,449)
Gain on real estate loan investments	(177)	—
Gain on sale of marketable securities	(733)	—
Loss on extinguishment of debt	16,520	—
Net gain on sale of real estate assets (including amounts in discontinued operations)	—	(184)
Income tax (benefit) expense	(3,197)	286
Loss from unconsolidated entities	170	—
Other	398	53
Changes in operating assets and liabilities:
Increase in other assets	(1,540)	(3,772)
Increase in accrued interest	15,253	17,799
Increase (decrease) in accounts payable and other liabilities	389	(5,514)

Net cash provided by operating activities	130,769	115,561
Cash flows from investing activities:
Net investment in real estate property	—	(11,860)
Purchase of noncontrolling interest	(3,319)	—
Investment in loans receivable	—	(15,796)
Proceeds from marketable securities	23,050	—
Proceeds from real estate disposals	—	754
Proceeds from loans receivable	19,950	1,192
Capital expenditures	(7,963)	(4,295)
Other	(37)	—

Net cash provided by (used in) investing activities	31,681	(30,005)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(32,000)	29,089
Proceeds from debt	14,630	196
Repayment of debt	(331,069)	(7,807)
Payment of deferred financing costs	(314)	(1,113)
Issuance of common stock, net	299,926	—
Cash distribution to common stockholders	(93,738)	(83,881)
Contributions from noncontrolling interest	—	265
Distributions to noncontrolling interest	(349)	(1,989)
Other	458	4,169

Net cash used in financing activities	(142,456)	(61,071)

Net increase in cash and cash equivalents	19,994	24,485
Effect of foreign currency translation on cash and cash equivalents	93	847
Cash and cash equivalents at beginning of period	21,812	107,397

Cash and cash equivalents at end of period	$41,899	$132,729

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$—	$496
Other assets acquired	—	(355)
Other liabilities	—	141
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Ventas Reports First Quarter Results
May 5, 2011

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2011 First	2010 Quarters
	Quarter	Fourth	Third	Second	First
Cash flows from operating activities:
Net income	$49,046	$78,702	$58,894	$58,965	$53,168
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	51,759	51,142	52,200	50,185	52,537
Amortization of deferred revenue and lease intangibles, net	(1,799)	(1,853)	(1,637)	(1,394)	(1,549)
Other amortization expenses	2,436	2,188	2,088	2,213	2,154
Stock-based compensation	4,016	3,950	4,039	3,057	3,032
Straight-lining of rental income	(1,772)	(2,192)	(3,000)	(2,526)	(2,449)
Gain on real estate loan investments	(177)	(915)	—	—	—
Gain on sale of marketable securities	(733)	—	—	—	—
Loss on extinguishment of debt	16,520	3,242	—	6,549	—
Net gain on sale of real estate assets (including amounts in discontinued operations)	—	(19,848)	(168)	(5,041)	(184)
Income tax (benefit) expense	(3,197)	2,849	1,657	409	286
Loss from unconsolidated entities	170	272	392	—	—
Other	398	(38)	230	(291)	53
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(1,540)	772	(3,843)	(1,402)	(3,772)
Increase (decrease) in accrued interest	15,253	(14,452)	17,055	(19,091)	17,799
Increase (decrease) in accounts payable and other liabilities	389	(2,316)	10,495	523	(5,514)

Net cash provided by operating activities	130,769	101,503	138,402	92,156	115,561
Cash flows from investing activities:
Net investment in real estate property	—	(35,284)	(216,242)	(11,055)	(11,860)
Purchase of noncontrolling interest	(3,319)	(42,333)	—	—	—
Investment in loans receivable	—	—	(22,929)	—	(15,796)
Proceeds from sale of marketable securities	23,050	—	—	—	—
Proceeds from real estate disposals	—	32,566	2,568	22,275	754
Proceeds from loans receivable	19,950	17,739	229	131	1,192
Capital expenditures	(7,963)	(6,612)	(6,165)	(2,783)	(4,295)
Other	(37)	480	(4,500)	—	—

Net cash provided by (used in) investing activities	31,681	(33,444)	(247,039)	8,568	(30,005)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(32,000)	(204,440)	115,724	88,191	29,089
Proceeds from debt	14,630	396,145	200,541	500	196
Repayment of debt	(331,069)	(193,382)	(116,207)	(207,364)	(7,807)
Payment of deferred financing costs	(314)	(822)	(32)	(727)	(1,113)
Issuance of common stock, net	299,926	—	—	—	—
Cash distribution to common stockholders	(93,738)	(84,164)	(84,092)	(83,948)	(83,881)
Contributions from noncontrolling interest	—	—	185	368	265
Distributions to noncontrolling interest	(349)	(1,449)	(2,356)	(2,288)	(1,989)
Other	458	7,979	753	504	4,169

Net cash (used in) provided by financing activities	(142,456)	(80,133)	114,516	(204,764)	(61,071)

Net increase (decrease) in cash and cash equivalents	19,994	(12,074)	5,879	(104,040)	24,485
Effect of foreign currency translation on cash and cash equivalents	93	96	117	(895)	847
Cash and cash equivalents at beginning of period	21,812	33,790	27,794	132,729	107,397

Cash and cash equivalents at end of period	$41,899	$21,812	$33,790	$27,794	$132,729

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$—	$—	$125,350	$—	$496
Other assets acquired	—	—	(30)	—	(355)
Debt assumed	—	—	125,320	—	—
Other liabilities	—	—	—	—	141
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Ventas Reports First Quarter Results
May 5, 2011

QUARTERLY FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(In thousands, except per share amounts)

	First Quarter	2010 Quarters
	2011	Fourth	Third	Second	First

Net income attributable to common stockholders	$48,984	$77,583	$57,898	$58,067	$52,619
Adjustments:
Depreciation and amortization on real estate assets	51,173	50,645	51,449	49,787	52,085
Depreciation on real estate assets related to noncontrolling interest	(204)	(1,184)	(1,627)	(1,680)	(1,726)
Depreciation on real estate assets related to unconsolidated entities	1,035	1,092	1,275	—	—
Discontinued operations:
Gain on sale of real estate assets	—	(19,848)	(168)	(5,041)	(184)
Depreciation and amortization on real estate assets	—	—	96	145	223

FFO	100,988	108,288	108,923	101,278	103,017
Merger-related expenses and deal costs	6,449	7,575	5,142	4,207	2,319
Income tax (benefit) expense	(3,197)	2,169	1,044	(150)	(133)
Loss on extinguishment of debt	16,520	3,242	—	6,549	—
Amortization of other intangibles	256	173	338	—	—

Normalized FFO	$121,016	$121,447	$115,447	$111,884	$105,203

Per diluted share (1):
Net income attributable to common stockholders	$0.30	$0.49	$0.37	$0.37	$0.34
Adjustments:
Depreciation and amortization on real estate assets	0.32	0.32	0.33	0.32	0.33
Depreciation on real estate assets related to noncontrolling interest	0.00	(0.01)	(0.01)	(0.01)	(0.01)
Depreciation on real estate assets related to unconsolidated entities	0.01	0.01	0.01	—	—
Discontinued operations:
Gain on sale of real estate assets	—	(0.13)	(0.00)	(0.03)	(0.00)
Depreciation and amortization on real estate assets	—	—	0.00	0.00	0.00

FFO	0.62	0.68	0.69	0.64	0.66
Merger-related expenses and deal costs	0.04	0.05	0.03	0.03	0.01
Income tax (benefit) expense	(0.02)	0.01	0.01	(0.00)	(0.00)
Loss on extinguishment of debt	0.10	0.02	—	0.04	—
Amortization of other intangibles	0.00	0.00	0.00	—	—

Normalized FFO	$0.75	$0.77	$0.73	$0.71	$0.67

(1)	Per share amounts may not add due to rounding.
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Ventas Reports First Quarter Results
May 5, 2011

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT. Moreover, the Company believes that normalized FFO provides useful information because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) gains and losses on the sales of real property assets, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries, if any, relating to the Company’s lawsuit against HCP, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, and (d) the non-cash effect of income tax benefits or expenses.
FFO and normalized FFO presented herein are not necessarily comparable to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.
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Ventas Reports First Quarter Results
May 5, 2011

NORMALIZED FFO GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2011, EXCLUDING IMPACT OF PENDING NHP ACQUISITION
The following table illustrates the Company’s normalized FFO per diluted common share guidance for the year ending December 31, 2011:

	GUIDANCE
	For the Year
	Ending
	December 31, 2011
Net income attributable to common stockholders	$1.12	–	$1.35
Adjustments:
Depreciation and amortization on real estate assets, depreciation related to noncontrolling interest and gain/loss on sale of real estate assets, net	1.54	–	1.54

FFO	2.66	–	2.89

Adjustments:
Income tax benefit/expense (net of noncontrolling interest), gain/loss on extinguishment of debt, transition and integration expenses, amortization of intangibles, merger-related expenses and deal costs, net	0.40	–	0.25

Normalized FFO	$3.06	–	$3.14

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Ventas Reports First Quarter Results
May 5, 2011

Net Debt to Adjusted Pro Forma EBITDA
The following information considers the pro forma effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended March 31, 2011, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including of non-cash stock-based compensation), excluding merger-related expenses and deal costs and gains or losses on real estate disposals (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$48,984
Pro forma adjustments for current period investments, capital transactions and dispositions	(291)

Pro forma net income for the three months ended March 31, 2011	$48,693
Add back:
Pro forma interest	39,453
Pro forma depreciation and amortization	51,759
Stock-based compensation	4,016
Loss on extinguishment of debt	16,520
Income tax benefit	(3,197)
Other taxes	268
Merger-related expenses and deal costs	6,449

Adjusted Pro Forma EBITDA	$163,961

Adjusted Pro Forma EBITDA annualized	$655,844

As March 31, 2011:
Debt	$2,571,368
Cash, including cash escrows pertaining to debt	(50,195)

Net debt	$2,521,173

Net debt to Adjusted Pro Forma EBITDA	3.8	x

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Ventas Reports First Quarter Results
May 5, 2011

Non-GAAP Financial Measures Reconciliation
Quarterly NOI Reconciliation by Segment
(In thousands)

	2011 First	2010 Quarters
	Quarter	Fourth	Third	Second	First

Revenues

Triple-Net
Triple-Net Rental Income, excluding Discontinued Operations	$118,603	$118,200	$117,906	$117,387	$116,332

Medical Office Buildings
Medical Office — Stabilized	20,810	19,326	18,734	10,149	10,225
Medical Office — Lease up	3,426	3,175	4,083	2,091	1,965

Total Medical Office Buildings — Rental Income	24,236	22,501	22,817	12,240	12,190

Total Rental Income	142,839	140,701	140,723	129,627	128,522

Medical Office Building Services Revenue	6,957	7,387	6,711	—	—

Total Medical Office Buildings — Revenue	31,193	29,888	29,528	12,240	12,190

Seniors Housing Operating
Sunrise Managed — Stabilized	113,226	110,320	109,065	106,572	105,355
Sunrise Managed — Lease up	—	3,208	2,876	2,797	2,765
Seniors Housing — Other	1,276	1,238	1,241	498	366

Total Resident Fees and Services	114,502	114,766	113,182	109,867	108,486

Non-Segment Income from Loans and Investments	6,085	5,076	4,014	3,705	3,617

Total Revenues, excluding Interest and Other Income	270,383	267,930	264,630	243,199	240,625

Property-Level Operating Expenses

Medical Office Buildings
Medical Office — Stabilized	7,281	6,431	6,474	3,417	3,382
Medical Office — Lease up	1,395	1,424	1,467	704	822

Total Medical Office Buildings	8,676	7,855	7,941	4,121	4,204

Seniors Housing Operating
Sunrise Managed — Stabilized	76,952	68,816	70,994	69,305	72,291
Sunrise Managed — Lease up	—	2,088	1,919	1,264	2,020
Seniors Housing — Other	1,159	1,125	1,153	493	364

Total Seniors Housing	78,111	72,029	74,066	71,062	74,675

Total Property-Level Operating Expenses	86,787	79,884	82,007	75,183	78,879

Medical Office Building Services Costs	5,536	4,885	4,633	—	—

Net Operating Income

Triple-Net	118,603	118,200	117,906	117,387	116,332

Medical Office Buildings
Medical Office — Stabilized	13,529	12,895	12,260	6,732	6,843
Medical Office — Lease up	2,031	1,751	2,616	1,387	1,143
Medical Office Buildings Services	1,421	2,502	2,078	—	—

Total Medical Office Buildings	16,981	17,148	16,954	8,119	7,986

Seniors Housing Operating
Sunrise Managed — Stabilized	36,274	41,504	38,071	37,267	33,064
Sunrise Managed — Lease up	—	1,120	957	1,533	745
Seniors Housing — Other	117	113	88	5	2

Total Seniors Housing	36,391	42,737	39,116	38,805	33,811
Non-Segment	6,085	5,076	4,014	3,705	3,617

Net Operating Income	$178,060	$183,161	$177,990	$168,016	$161,746

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Ventas Reports First Quarter Results
May 5, 2011

Non-GAAP Financial Measures Reconciliation
Same-store Quarterly NOI Reconciliation by Segment
(Dollars in thousands)

	For the Three Months
	March 31,
	2011	2010
Revenues
Triple-Net
Triple-Net Rental Income	$118,603	$116,332
Less:
Rental Income not Included in Same-Store	265	5
Straight-Lining of Rental Income	1,076	2,061
Non-Cash Rental Income	192	388
Other Pro Forma Adjustments	68	(21)

	1,601	2,433
Same-Store Cash Rental Income	$117,002	$113,899

Percentage Increase		2.7%

Net Operating Income
Triple-Net Same-Store NOI	$117,002	$113,899
Total Seniors Housing	36,391	33,811
Total Medical Office Buildings	16,981	7,986
Less:
Noncontrolling Interest Portion of NOI	418	302
MOB NOI not Included in Same-Store	8,842	—
Straight-Lining of Rental Income	323	458
Non-Cash Rental Income	61	74
Seniors Housing NOI not Included in Same-Store	93	—
Other Pro Forma Adjustments	116	126

Same-Store Net Operating Income	$160,521	$154,736

Percentage Increase		3.7%

The Company believes that NOI, same-store cash rental income and same-store NOI provide useful information because those disclosures allow investors, analysts and Company management to measure unlevered property-level operating results and to compare the Company’s operating results to the operating results of other real estate companies and between periods on a consistent basis. Those terms are commonly used in evaluating results of real estate companies. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and medical office building services costs (including amounts in discontinued operations).
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